This Instrument was prepared by:
                Michael W. Yackira of
            Florida Power & Light Company
  700 Universe Boulevard, Juno Beach, Florida 33408


       FLORIDA POWER & LIGHT COMPANY


                     to


           BANKERS TRUST COMPANY



   As Trustee under Florida Power & Light
   Company's Mortgage and Deed of Trust,
        Dated as of January 1, 1944.


   Ninety-seventh Supplemental Indenture

Relating to the Modification of the Mortgage




         Dated as of March 1, 1996

There is no additional indebtedness being incurred in connection with the recording of this Supplemental Indenture. Under Sections
201.08(4) and 199.133(1), Florida Statutes, respectively, no
Documentary Stamp Tax or Intangible Personal Property Tax is payable.

   NINETY-SEVENTH SUPPLEMENTAL INDENTURE


                 INDENTURE, dated as of the 1st day of
March, 1996, made and entered into by and between Florida Power & Light Company, a corporation of the State of Florida, whose post office address is 700 Universe Boulevard, Juno Beach,
Florida 33408 (hereinafter sometimes called FPL), and Bankers Trust Company, a corporation of the State of New York, whose post office address is Four Albany Street, New York, New York 10006 (hereinafter sometimes called the Trustee), as the ninety-seventh supplemental indenture (hereinafter called the Ninety-seventh Supplemental Indenture) to the Mortgage and Deed of Trust, dated as of January 1, 1944 (hereinafter called the Mortgage), made and entered into by FPL, the Trustee and The Florida National Bank of Jacksonville, as Co-Trustee (now resigned), the Trustee now acting as sole trustee under the Mortgage, which Mortgage was executed and delivered by FPL to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, reference to which Mortgage is hereby made, this Ninety-seventh Supplemental Indenture being supplemental thereto; and

                 Whereas, Section 120 of the Mortgage
provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon FPL by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and FPL may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or FPL may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said first series, by an instrument in writing executed and acknowledged by FPL in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

                 Whereas, in the Twenty-second
Supplemental Indenture, dated as of July 1, 1970, the Company reserved the right to amend the Mortgage in certain respects without the consent or other action by holders of the bonds of the Twenty-third Series, or any subsequently created series, and there is no series of bonds created prior to the bonds of the Twenty-third Series which remains Outstanding; and

                 Whereas, the execution and delivery by
FPL of this Ninety-seventh Supplemental Indenture has been duly authorized by the Board of Directors of FPL by appropriate resolutions of said Board of Directors;

                 Now, Therefore, This Indenture
Witnesseth: That FPL, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:

                 Section 1.     Pursuant to the
reservation of right in Section 4 of the Twenty-second Supplemental Indenture dated as of July 1, 1970, and there being no Outstanding bonds of any series created prior to the Twenty-third Series, the Company hereby amends the Mortgage, as supplemented, to eliminate the provisions of (and the references to) clause (6) of Section 5 of the Mortgage and of subdivision (I) of Section 39 of the Mortgage and to eliminate the references to
Section 39 from clause (c) of Section 5 of the Mortgage and from
Section 29 of the Mortgage.

                 Section 2.     Pursuant to the
reservation of right in Section 5 of the Twenty-second Supplemental Indenture dated as of July 1, 1970, and there being no Outstanding bonds of any series created prior to the Twenty-third Series, the Company hereby amends Article XIX of the Mortgage, as supplemented, to read as set forth in Section 5 of such Twenty-second Supplemental Indenture.

                 Section 3.     Subject to the
amendments provided for in this Ninety-seventh Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Ninety-seventh Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

                 Section 4.     The Trustee hereby
accepts the trust herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

                 The Trustee shall not be responsible
in any manner whatsoever for or in respect of the validity or sufficiency of this Ninety-seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by FPL solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Ninety-seventh Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Ninety-seventh Supplemental Indenture.

                 Section 5.     Whenever in this
Ninety-seventh Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Ninety-seventh Supplemental Indenture contained by or on behalf of FPL, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

                 Section 6.     Nothing in this
Ninety-seventh Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Ninety-seventh Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Ninety-seventh Supplemental Indenture contained by or on behalf of FPL shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

                 Section 7.     The Mortgage, as
heretofore supplemented and amended and as supplemented hereby, is intended by the parties hereto, as to properties now or hereafter encumbered thereby and located within the State of Georgia, to operate and is to be construed as granting a lien only on such properties and not as a deed passing title thereto.

                 Section 8.     This Ninety-seventh
Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                 In Witness Whereof, FPL has caused its
corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf and Bankers Trust Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents or one of its Assistant Secretaries, all as of the day and year first above written.

                             Florida Power & Light Company



                             By        MICHAEL W. YACKIRA
                                       Michael W. Yackira
                                 Senior Vice President, Finance
                                  and Chief Financial Officer
                                    700 Universe Boulevard
                                     Juno Beach, FL 33408



Attest:



              P. R. SUTHERLAND
              P. R. Sutherland
          Assistant Treasurer and
            Assistant Secretary
           700 Universe Boulevard
            Juno Beach, FL 33408



Executed, sealed and delivered by
Florida Power & Light Company
in the presence of:



             MICHELE T. CANINO
             Michele T. Canino



             HAROLD J. MCCARTHY
             Harold J. McCarthy

                                  Bankers Trust Company,
                                                          As Trustee



                                   By        ROBERT CAPORALE
                                             Robert Caporale
                                              Vice President
                                       4 Albany Street - 4th Floor
                                            New York, NY 10006




Attest:



               SHAFIQ JADAVJI
               Shafiq Jadavji
            Assistant Treasurer
        4 Albany Street - 4th Floor
             New York, NY 10006





Executed, sealed and delivered by
Bankers Trust Company
in the presence of:



                SCOTT THIEL
                Scott Thiel



               KERRI O'BRIEN
               Kerri O'Brien

State of Florida
County of Palm Beach             ss.:


       On the 1st day of March, in the year 1996, before me personally came Michael W. Yackira, to me known, who, being by me duly sworn, did depose and say that he resides at 102 Sandbourne Lane, Palm Beach Gardens, Florida 33418; that he is the Senior Vice President, Finance and Chief Financial Officer of Florida Power & Light Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

       I Hereby Certify, that on this 1st day of March, 1996, before me personally appeared Michael W. Yackira and P. R. Sutherland, respectively, the Senior Vice President, Finance and Chief Financial Officer and an Assistant Treasurer and Assistant Secretary of Florida Power & Light Company, a corporation under the laws of the State of Florida, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.

       Michael W. Yackira and P. R. Sutherland produced
Florida Driver's License No. Y260-559-51-294 and Florida Driver's
License No. S364-696-47-166-0 as identification, respectively.

       Witness my signature and official seal at Juno Beach, in the County of Palm Beach, and State of Florida, the day and year last aforesaid.


                                          BRENDA F. SMITH
                                          Brenda F. Smith
                                 Notary Public, State of Florida
                                    Commission No. CC 198030
                                 My Commission Expires May 3, 1996

State of New York
County of New York              ss.:


                 On the 1st day of March, in the year
1996, before me personally came Robert Caporale, to me known, who, being by me duly sworn, did depose and say that he resides at 35 Meadowbrook Lane, Mt. Kisco, New York; that he is a Vice President of Bankers Trust Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                 I Hereby Certify, that on this 1st
day of March, 1996, before me personally appeared Robert Caporale and Shafiq Jadavji, respectively, a Vice President and an Assistant Treasurer of Bankers Trust Company, a corporation under the laws of the state of New York, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.

                 Robert Caporale and Shafiq Jadavji
produced New York Driver's License No. C 01579 27892 342291 62 and New York Driver's License No. J 01114 34696 924007 68 as identification, respectively.

                 Witness my signature and official seal
at New York City, in the County of New York, and State of New
York, the day and year last aforesaid.


                                          CAROL ALLEN
                                          Carol Allen
                                Notary Public, State of New York
                                    Commission No. 24-4920187
                                    Qualified in Kings County
                                      My Commission Expires
                                        February 16, 1998